                                                                      Exhibit 21



                         SUBSIDIARIES OF THE REGISTRANT

                                                                           State or Jurisdiction of Incorporation
                                                                           --------------------------------------
AMSEC Corporation                                                             Delaware
AMSEC LLC                                                                     Delaware
ANXeBusiness Corp                                                             Delaware
AW Software und Technologie GmbH                                              Austria
Bull, Inc.                                                                    California
Campus Point Realty Corporation                                               California
Campus Point Realty Corporation II (subsidiary of Campus Point
  Realty Corporation)                                                         Delaware
Data Systems & Solutions, LLC                                                 Delaware
Database Service Management, Inc. (subsidiary of Telcordia
  Technologies, Inc.)                                                         Delaware
General Sciences Corporation                                                  Delaware
Global Integrity Corporation                                                  Delaware
Hicks & Associates, Inc.                                                      Delaware
Information, Negocios y Tecnologia, S.A.                                      Venezuela
JMD Development Corporation dba JDA                                           California
Mesa Solutions, Inc.                                                          Delaware
Oacis Healthcare Holdings Corporation                                         Delaware
Oacis Healthcare, LLC                                                         Delaware
Oacis Healthcare Systems, Inc. (subsidiary of Oacis Healthcare
  Holdings Corporation)                                                       Delaware
Pathology Associates International Corporation                                Delaware
PT Science Applications International Corporation Indonesia                   Indonesia
SAIC (Bermuda) Ltd.                                                           Bermuda
SAIC Colombia, Limitada                                                       Colombia
SAIC de Mexico, S.A. de C.V.                                                  Mexico
SAIC Engineering, Inc.                                                        California
SAIC Engineering of North Carolina, Inc.                                      North Carolina
SAIC Engineering of Ohio, Inc.                                                Ohio
SAIC Europe Limited                                                           England
SAIC Global Technology Corporation                                            Delaware
SAIC Information Services Sector Corporation                                  Delaware
SAIC Japan Ltd.                                                               Japan
SAIC Limited (subsidiary of SAIC Europe Limited)                              England

SAIC - MIR                                                                    Russia
SAIC Services, Inc.                                                           Delaware
SAIC Venture Capital Corporation                                              Nevada
Science Applications International (Barbados) Corporation                     Barbados
Science Applications International Corporation (SAIC Canada)                  Canada
Science Applications International Corporation de Venezuela, S.A.             Venezuela
Science Applications International Deutschland GmbH                           Germany
Science Applications International, Europe S.A.R.L.                           France
Science Applications International Germany GmbH                               Germany
Science Applications International Pty. Ltd.                                  Australia
Telcordia Technologies, Inc.                                                  Delaware
Telcordia Technologies International, Inc. (subsidiary of
  Telcordia Technologies, Inc.)                                               Delaware

Telcordia Technologies Ventures, Inc. (subsidiary of
  Telcordia Technologies, Inc.)                                               New Jersey
Telcordia Venture Capital Corporation (subsidiary of
  Telcordia Technologies, Inc.)                                               Nevada
Tenth Mountain Systems, Inc.                                                  Delaware